EXHIBIT 99

              UNITY BANCORP, INC. REPORTS 1ST QUARTER 2000 RESULTS

CLINTON, N.J.--(BUSINESS WIRE)--May 4, 2000--For the quarter ended March 31, 2000, UNITY BANCORP, INC. (NASDAQ: UNTY), parent company of Unity Bank, reported a net loss of $989 thousand, or a $0.27 loss per basic share, including $439 thousand associated with a previously disclosed sale of assets as part of the Company's Capital Restoration Plan. For the quarter ended March 31, 1999, the Company reported net income of $501 thousand or $0.13 basic earnings per share.

On March 13, 2000, Unity Bancorp announced it had successfully completed a $5.2 million private placement offering. Unity issued 103,500 shares of newly created Class A Preferred Stock at a price of $50.00 per share. Current shareholders and insiders contributed nearly 40% or $1.9 million, while $3.3 million was funded by new shareholders. As a result of the capital offering and the loan sale, which effectively reduced the capital required by the Restoration Plan by over $2 million due to a reduction in total assets, the Company and its subsidiary, Unity Bank are in full compliance with federal regulatory capital ratios as of March 31, 2000.

Chairman and CEO Robert J. Van Volkenburgh commented, "Having fully absorbed most of the one-time and extraordinary expenses, including those associated with the Company's Capital Restoration Plan, and since many of the Bank's newly opened retail financial service centers now meet or exceed pro-forma projections, the Company is confident it can capitalize on the diversified market and product opportunities it has built over the course of the last twelve months and is poised to recognize returns consistent with that objective."

At March 31, 2000, total assets grew to $409.7 million, an increase of $111.5 million, or 37.4% over the $298.3 million reported as of March 31, 1999. For the same period, total loans grew to $286.0 million, an increase of $115.2 million, or 67.4% over last year's total of $170.8 million. Total deposits increased to $377.3 million at March 31, 2000, a $112.1 million, or 42.3% increase on the $265.2 million reported as of March 31, 1999. As a result of the aforementioned asset sale, total assets and total loans declined $29.2 million, or 6.7% and $35.4 million, or 11.0%, respectively, from December 31, 1999. Total deposits increased $19.8 million, or 5.5% from December 31, 1999. The increase in deposits, along with the funds generated by the asset sale, were primarily used to eliminate borrowings, reported as $53 million at December 31, 1999.

Unity Bancorp, Inc., parent company of Unity Bank, is headquartered in Clinton, New Jersey, and has assets is excess of $400 million. The Bank operates 17 full service retail financial service centers located throughout central New Jersey offering a large array of traditional deposit products and credit facilities developed for consumers and commercial entities. Unity Bank provides a variety of residential mortgage programs through its subsidiary, Certified Mortgage Associates. Unity is also a leading "Preferred Lender" of SBA financing in New Jersey, Pennsylvania, Delaware and New York.

For additional information about the Bank, call Unity Direct at 800.618.BANK, or visit Unity's website at www.unitybank.com. E-mail may be addressed to the Bank at info@unitybank.com.

                               UNITY BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF CONDITION

                              FOR THE PERIODS ENDED
              MARCH 31, 2000, MARCH 31, 1999 AND DECEMBER 31, 1999

--------------------------------------------------------------------------------
 (In thousands, except
   share amounts                         (unaudited)                 (unaudited)
                                         March 31,     December 31,  March 31,
ASSETS                                     2000          1999          1999
                                         ---------     ---------     ---------
Cash and due from banks                    $19,464       $15,121       $27,703
Federal funds sold                           3,500             0        29,150
                                         ---------     ---------     ---------
           Total cash and cash
            equivalents                     22,964        15,121        56,853
                                         ---------     ---------     ---------

Securities :
   Available for sale, at fair value
   Held to maturity, at amortized cost
    (aggregate fair value of $31,946,
     $24,040 and $32,270  at 3/31/00,
     12/31/99 and 3/31/99,
     respectively)                          34,016        34,250        24,646
                                         ---------     ---------     ---------
           Total securities                 73,526        74,349        47,017
                                         ---------     ---------     ---------
Loans held for sale - SBA loans              3,839         3,745         2,566
Loans held for sale - ARM loans                  0        36,362             0
Loans held to maturity                     282,179       281,376       168,268
                                         ---------     ---------     ---------
    Total loans                            286,018       321,483       170,834
     Plus: Deferred Costs                    1,051         1,049          (273)
     Less: Allowance for loan losses         2,341         2,173         1,684
                                         ---------     ---------     ---------
           Net loans                       284,728       320,359       169,423
                                         ---------     ---------     ---------
Premises and equipment, net                 11,906        12,370         8,560
Accrued interest receivable                  3,314         2,862         1,207
Cash surrender value of
 insurance policies                          2,218         2,203         6,082
Other real estate owned                        758         1,505             0
Other assets                                10,328        10,200         9,148
                                          --------      --------      --------
           Total Assets                   $409,742      $438,969      $298,290
                                          ========      ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
   Deposits
     Demand:
       Non-interest bearing                $58,613       $65,079       $45,325
       Interest bearing                    115,716       104,343        75,923
     Savings                                36,697        37,910        32,661
      Time, $100,000 and over               71,275        71,102        27,271
     Time, under $100,000                   95,038        79,104        84,020
         Total time                        166,313       150,206       111,291
                                         ---------     ---------     ---------
           Total Deposits                  377,339       357,538       265,200
                                         ---------     ---------     ---------
     Borrowed funds                              0        53,000             0
     Obligation under capital lease          3,876         4,096         3,401
     Accrued interest payable                1,046         1,199           509
     Accrued expenses and other
      liabilities                            1,851         1,344         1,423
                                         ---------     ---------     ---------
           Total liabilities               384,112       417,177       270,533

Shareholders' Equity:
   Common stock, no par value
     7,500,000 shares authorized,
     3,861,568 shares issued and
     3,704,708 outstanding at
     3/31/00 and 12/31/99, and
     3,776,935 at 3/31/99                   26,224        26,224        25,332

   Treasury stock, at cost, 156,860
     shares outstanding at 3/31/00 and
     12/31/99, and 84,633 shares
     outstanding at 3/31/99                 (1,762)       (1,762)       (1,070)
   Preferred Stock, 103,500 shares
     issued and outstanding at
  3/31/00 and 0 shares issued
  and outstanding at 12/31/99
  and 3/31/99                                4,929             0             0
Retained (deficit) earnings                 (2,872)       (1,856)        3,694
Accumulated other comprehensive
 loss, net of tax benefit                     (889)         (814)         (199)
                                         ---------     ---------     ---------
        Total Shareholders' Equity          25,630        21,792        27,757
                                         ---------     ---------     ---------
        Total Liabilities and
         Shareholders' Equity             $409,742      $438,969      $298,290
                                         =========     =========     =========

                               UNITY BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

         FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (unaudited)

(In thousands, except share
 and share amounts)        For the three months ending
                                         March 31,
                                           2000       1999
                                         -------     -----
Interest Income:
   Interest on loans                      $5,928      3,750
   Interest on securities                  1,163        670
   Interest on Federal funds sold             10        169
                                         -------      -----
     Total interest income                 7,101      4,589

Interest Expense on deposits               3,641      1,949
Interest Expense on borrowings               584         43

Total Interest Expense                     4,225      1,992
                                         -------      -----
     Net Interest Income                   2,876      2,597

Provision for loan losses                    200         61
                                         -------      -----
     Net Interest Income After
      Provision for Loan Losses            2,676      2,536

Other Income:
   Service charges on deposits               268        169
   Gain on sale of loans                    (133)     1,116
   Net gain on sale of securities              1        121
   Other income                              407        284
                                         -------     ------
     Total Other Income                      543      1,690

Other Expenses:
   Salaries and employee benefits          2,301      1,802
   Occupancy, Furniture and
     Equipment Expense                       684        451
   Other operating expenses                1,913      1,179
                                         -------     ------
     Total Other Expenses                  4,898      3,432

                                         -------     ------
       (Loss) income before provision
        for income taxes                  (1,679)       794

(Benefit) provision for income taxes        (690)       293
                                         -------     ------
              Net (Loss) income            $(989)      $501
                                         =======     ======

Basic (Loss) earnings per Share           $(0.27)     $0.13
Diluted (Loss) earnings per Share         $(0.27)     $0.13


Contact:
     Kevin J. Killian
     CFO Unity Bancorp, Inc. and Unity Bank
     908.730.7630